Registration Statement No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FEDERAL SIGNAL CORPORATION
                  (Exact name of registrant as specified in its charter)

              Delaware                            36-1063330
     (State or other jurisdiction of        (I.R.S. Employer ID No.)
     incorporation or organization)

   1415 West 22nd Street, Suite 1100, Oak Brook, Illinois      60523
 -------------------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)

                 FEDERAL SIGNAL CORPORATION STOCK BENEFIT PLAN
                            (Full title of the plans)

                                KIM A. WEHRENBERG
                 Vice President, General Counsel and Secretary
                           Federal Signal Corporation
         1415 West 22nd Street, Suite 1100, Oak Brook, Illinois 60523
                   (Name and address of agent for service)

                                (630) 954-2000
         (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
+----------------------------------------------------------------------------+
|               |                |    Proposed   |   Proposed  |             |
| Title of      |                |    maximum    |   maximum   |             |
|securities     |    Amount      |    offering   |   aggregate |  Amount of  |
|   to be       |    to be       |    price per  |   offering  |  registra-  |
| registered    | registered (1) |    unit (2)   |   price (2) |  tion fee   |
+---------------+----------------+---------------+-------------+-------------+
| Common Stock  |   1,500,000    |     $19.00    | $28,500,000 |  $7,923.00  |
|               |                |               |             |             |
|               |                |               |             |             |
+----------------------------------------------------------------------------+
(1) Preferred Share Purchase Rights (the "Rights") which are attached to and trade with the Common Stock are also registered under this Registration Statement. Any value attributable to the Rights is reflected in the market price of the Common Stock.

(2) Pursuant to Rule 457(h), the maximum offering price (estimated solely for the purpose of calculating the registration fee) was calculated to be $19.00 upon the basis of the average of the high and low prices of the Common Stock reported on the consolidated reporting system on October 20, 1999.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Not required to be filed with the Commission either as part of the registration statement or prospectus.



                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents filed with the Commission (File No. 1-6003) under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

      (a) The Registrant's latest annual report on Form 10-K for the year ended December 31, 1998 and the latest annual report for the Plan on Form 11-K.

      (b) The Registrant's latest quarterly reports on Form 10-Q for the fiscal quarters ending March 31, 1999 and June 30, 1999;

      (c) The description of the Rights contained in the Company's Registration Statement on Form 8-A filed on July 28, 1998 and Form S-8 filed on October 16, 1996.

      (d) The description of the approval of the Stock Benefit Plan and a description of the Stock Benefit Plan contained in the Proxy Statement for Annual Meeting of Shareholders filed on March 8, 1996.

      (e) All documents filed by Registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers

      Reference is made to the Delaware General Corporation law which provides for indemnification of directors and officers in certain circumstances. Under Article Fifth and Fourteenth of Federal Signal's Certificate of Incorporation and Article VI of its By-Laws, provisions are made for indemnification of Federal Signal's officers and directors under certain circumstances, which provisions may be significantly broad to permit indemnification for liabilities arising under the Securities Act of 1933, as amended. Federal Signal has purchased a comprehensive directors' and officers' liability insurance policy with a policy limit of $25,000,000.

Item 8.  Exhibits

      _         Opinion Re: Legality

      _         Consents of Experts and Counsel
                Consent of Ernst & Young LLP dated October 20, 1999.

      _         Power of Attorney
                Included on page 5 of this Registration Statement.

Item 9.  Undertakings

      The Undersigned registrant hereby undertakes:

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, State of Illinois, on October 22, 1999.

                                          FEDERAL SIGNAL CORPORATION

                                          By:/s/ Joseph J. Ross
                                             Joseph J. Ross
                                             Chairman, President and
                                             Chief Executive Officer